Exhibit 10.8.20.4

FOURTH AMENDMENT
TO
MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS
AND CONSENT OF GUARANTORS

This FOURTH AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS AND CONSENT OF GUARANTORS (this “Amendment”) is dated as of February 20, 2004, and entered into by and among WESTAFF, INC., a Delaware corporation (“Parent “), WESTAFF (USA), INC., a California corporation (“US Borrower”), WESTAFF (U.K.) LIMITED, a limited liability company incorporated under the laws of England and Wales (“UK Borrower”), WESTAFF SUPPORT, INC., a California corporation (“Term Borrower”, and together with US Borrower and UK Borrower, the “Borrowers”), the financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the US Revolving Lenders, the Term Lenders and the UK Revolving Lenders (as defined in the Credit Agreement referred to below).

Recitals

Whereas, the Parent, the Borrowers, the Lenders and Agents have entered into that certain Multicurrency Credit Agreement dated as of May 17, 2002 (as amended by that certain First Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of October 31, 2002, as further amended by that certain Second Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of June 13, 2003, and as further amended by that certain Third Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of September 3, 2003, the “Credit Agreement”; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

Whereas, the Borrowers have requested that the Lenders agree to amend certain provisions of the Loan Documents and waive certain Events of Default; and

Whereas, the parties have determined that certain adjustments are necessary to the calculation of the Borrowing Base and Reserves and to the determination of Eligible Accounts; and

Whereas, the Requisite Lenders are willing to approve certain amendments and waivers requested by the Borrowers on the terms and conditions set forth in this Amendment (which Amendment shall be effective as of the date that all conditions to such effectiveness set forth herein have been satisfied).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the Parent, the Borrowers, the Lenders, and Agents agree as follows:

1.             AMENDMENTS TO CREDIT AGREEMENT.  Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1           Amendment to Section 1.5(a) of the Credit Agreement.  Section 1.5(a) of the Credit Agreement is hereby amended to increase each of the Applicable L/C Margins set forth in the grid entitled “Applicable Margins” therein by 1.0% (for all levels), such that such grid in its entirety shall read as follows:

	Applicable Margins
	Level I	Level II	Level III
Applicable Revolver Index Margin	0.25%	0.75%	1.25%
Applicable Revolver LIBOR Margin	2.50%	3.00%	3.50%
Applicable Term Loan Index Margin	5.50%	6.00%	6.50%
Applicable L/C Margin	2.50%	3.00%	3.50%

1.2           Amendments to Section 1.6 of the Credit Agreement.  Section 1.6 of the Credit Agreement is hereby amended as follows:

(a)           Clause (e) is hereby amended to delete the phrase “other than Revenue Week Accounts,” beginning such clause; and

(b)           Clause (s) is hereby amended and restated in its entirety to read as follows, “(s) that is a Revenue Week Account;”

1.3           Amendments to Section 6.3 of the Credit Agreement.

(a)           Section 6.3(a)(x)(F), Section 6.3(a)(x)(G), and Section 6.3(a)(x)(H) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(F) in the case of any intercompany Indebtedness for which the UK Borrower is advancing funds, the UK Borrower shall have Borrowing Availability under its UK Borrowing Base of not less than £551,724 Pounds Sterling, after giving effect to such intercompany loan; (G) the aggregate amount of such intercompany Indebtedness owing by any Borrower shall be subordinated to the payment in full of the Obligations (which subordination shall be in form and substance satisfactory to Agent) and shall not exceed, at any time outstanding, $2,000,000, provided that, with respect to such loans in existence on the Closing Date, the US Dollar Equivalent of such loans denominated in a foreign currency shall be determined by the applicable foreign currency Spot Rate in effect on May 17, 2002 as set forth on Schedule 1 to the Fourth Amendment; (H) the aggregate balance of all such intercompany loans and advances owing to Borrowers by all Subsidiaries shall not exceed, at any time, $8,000,000, provided that, with respect to such loans in existence on the Closing Date, the US Dollar Equivalent of such loans denominated in a foreign currency shall be determined by the applicable foreign currency Spot Rate in effect on May 17, 2002 as set forth on Schedule 1 to the Fourth Amendment;”

1.4           Amendments to Annex A (Definitions) of the Credit Agreement.  Annex A to the Credit Agreement is hereby amended to amend and/ to or add the following definitions as set forth below:

(a)           the following definitions in Annex A to the Credit Agreement are each hereby amended and restated in their entirety to read as follows:

“Availability Reserve” means (a) as to the US Borrower, a reserve in the following amounts for each of the periods indicated:

AMOUNT OF AVAILABILITY RESERVE	PERIOD IN EFFECT
Zero	Fourth Amendment Effective Date through and including April 14, 2004
$350,000	April 15, 2004 through and including May 14, 2004
$700,000	May 15, 2004 through and including June 14, 2004
$1,050,000	June 15, 2004 through and including July 14, 2004
$1,400,000	July 15, 2004 through and including August 14, 2004
$1,750,000	August 15, 2004 through and including September 14, 2004
$2,100,000	September 15, 2004 through and including October 14, 2004
$2,500,000	October 15, 2004 and thereafter

provided that on or after October 15, 2004 (i) at such time that (1) the consolidated EBITDA of Parent and its Subsidiaries at the end of the most recent Fiscal Period is equal to or greater than $9,000,000, measured on a 13 Fiscal Periods then ended basis, and (2) no Default or Event of Default then exists, then, upon receipt by Agents of a Compliance Certificate with respect to such matters, the Availability Reserve then in effect under this clause (a) shall be reduced to $1,250,000; and (ii) at such time that (1) the consolidated EBITDA of Parent and its Subsidiaries at the end of the most recent Fiscal Period is equal to or greater than $10,000,000, measured on a 13 Fiscal Periods then ended basis, and (2) no Default or Event of Default then exists, then, upon receipt by Agents of a Compliance Certificate with respect to such matters, the Availability Reserve then in effect under this clause (a)  shall be reduced to $0.00; and (b) as to the UK Borrower, a reserve in the amount of £132,177 from the Fourth Amendment Effective Date through and including October 14, 2004 and £264,354 on October 15, 2004 and thereafter; provided that if the Spot Rate fluctuates by more than 10% from the Spot Rate in effect on the Fourth Amendment Effective Date, the UK Agent may adjust the foregoing Availability Reserve under this clause (b) to equal the Pounds Sterling equivalent of the otherwise applicable Availability Reserve as of the date of such adjustment (determined by using the Spot Rate in effect as of such date) by delivery of written notice of such adjustment to the UK Borrower.”

“‘Revenue Week Account’ means an Account for which the services have been performed and accepted by the customer (as evidenced by an approved time card) but for which an invoice has not been issued.”

“‘UK Borrowing Base’ means, as of any date of determination by UK Agent, from time to time, an amount equal to (a) up to 85% of the book value of UK Borrower’s

Eligible Accounts in Pounds Sterling; less (b) any Reserves established by UK Agent at such time.”

“‘US Borrowers” and “US Borrower’ have the meaning given such terms in the preamble to the Agreement; provided that upon its dissolution, each of WCA and WestLP shall cease to be a Borrower hereunder, and both “US Borrowers” and “US Borrower” shall mean Westaff (USA).”

“‘US Borrowing Base’ means, as of any date of determination by US Agent, from time to time, an amount equal to (a) up to 85% of the book value of Eligible Accounts of US Borrowers; less (b) any Reserves established by US Agent at such time.”

(b)   the following new definitions are hereby added to Annex A to the Credit Agreement in the proper alphabetical order, which definitions shall read as follows:

“‘Fourth Amendment’ means the Fourth Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of February 20, 2004, among the Parent, the Borrowers, the Lenders and Agents.”

“‘Fourth Amendment Effective Date’ means the date on which the Fourth Amendment became effective in accordance with its terms.”

1.5           Amendments to Annex E, Annex F and Annex G to the Credit Agreement.

(a)           Annex E to the Credit Agreement is hereby amended to add a new Paragraph (o) to such Annex, which Paragraph (o) shall read as follows:

“(o)  Cash Forecasts.  On a weekly basis, Borrowers shall deliver to Agents cash forecasts of each Borrower for the 13 week period following the delivery of such cash forecast, presented on a daily basis.”

(b)           Annex F to the Credit Agreement is hereby amended and restated in its entirety by substituting therefore Schedule 2/Annex F attached hereto, such that Schedule 2/Annex F shall be Annex F under the Credit Agreement; and

(c)           Annex G of the Credit Agreement is hereby amended to:

(i)      reduce the Maximum Capital Expenditures permitted under Paragraph (a) (Capital Expenditures) of such Annex G with respect to Fiscal Year 2004 to $2,500,000;

(ii)     amend and restate Paragraph (c) (Minimum EBITDA) of such Annex G in its entirety to read as follows:

“(c)         Minimum EBITDA  Parent and its Subsidiaries on a consolidated basis shall have:

(x)            at the end of each Fiscal Period set forth below, EBITDA measured from May 18, 2003, of not less than the amount set forth below for such period:

FISCAL PERIOD ENDING	MINIMUM EBITDA
June 14, 2003	$80,000
July 12, 2003	$250,000
August 9, 2003	$1,000,000
September 6, 2003	$1,625,000
October 4, 2003	$2,750,000
November 1, 2003	$3,750,000
November 29, 2003	$4,600,000
December 27,2003	$4,800,000
January 24, 2004	$4,525,000

                (y)           at the end of each Fiscal Period set forth below, EBITDA for the 13 Fiscal Periods then ended of not less than the amount set forth below for such period:

PERIOD	FISCAL PERIOD ENDING	MINIMUM EBITDA WESTAFF, INC.
4	2/21/04	$4,800,000
5	3/20/04	$5,000,000
6	4/17/04	$5,100,000
7	5/15/04	$5,500,000
8	6/12/04	$5,700,000
9	7/10/04	$6,100,000
10	8/7/04	$6,600,000
11	9/4/04	$6,600,000
12	10/2/04	$6,900,000
13	10/30/04	$7,000,000

(z)            at the end of each Fiscal Quarter set forth below, EBITDA for the 13 Fiscal Periods then ended of not less than the amount set forth below for such period:

FISCAL QUARTER ENDING	MINIMUM EBITDA
January 22, 2005	$8,000,000
April 16, 2005	$8,500,000
July 9, 2005	$9,000,000
October 29, 2005 and thereafter	$10,000,000

(iii)    add a new Paragraph (d) (Minimum Domestic EBITDA) of such Annex G to read as follows:

“(d) Minimum Domestic EBITDA.  At the end of each Fiscal Period set forth below, Parent and its Domestic Subsidiaries shall have EBITDA for the 13 Fiscal Periods then ended of not less than the amount set forth below for such period:

PERIOD	FISCAL PERIOD ENDING	MINIMUM DOMESTIC EBITDA
4	2/21/04	$1,100,000
5	3/20/04	$800,000
6	4/17/04	$1,800,000
7	5/15/04	$2,100,000
8	6/12/04	$2,300,000
9	7/10/04	$2,200,000
10	8/7/04	$2,400,000
11	9/4/04	$2,400,000
12	10/2/04	$2,500,000
13	10/30/04 and thereafter	$2,900,000

1.6           Amendments to Exhibit 1.1(a)(i) (Combined Notice of Revolving Credit Advance and Collateral Activity Report) and Exhibit 4.1(b) (Borrowing Base Certificate) to the Credit Agreement.

(a)           Exhibit 1.1(a)(i) to the Credit Agreement is hereby amended and restated in its entirety by substituting therefore Schedule 3/Exhibit 1.1(a)(i)  attached hereto, such that Schedule 3/Exhibit 1.1(a)(i) shall be Exhibit 1.1(a)(i) under the Credit Agreement; and

(b)           Exhibit 4.1(b) to the Credit Agreement is hereby amended and restated in its entirety by substituting therefore Schedule 4/Exhibit 4.1(b)  attached hereto, such that Schedule 4/Exhibit 4.1(b) shall be Exhibit 4.1(b) under the Credit Agreement.

2.             ONE-TIME ADD-BACK TO EBITDA AND LIMITED WAIVERS.  Subject to the provisions of this Section 2 and the satisfaction of the other conditions set forth in this Amendment, the Lenders hereby (i) agree that, solely for the purpose of determining compliance with the minimum EBITDA covenants set forth in Paragraphs (c) and (d) of Annex G (Financial Covenants), to the Credit Agreement, as amended by this Amendment, the Parent and its Subsidiaries may, for the Fiscal Period ended November 1, 2003, make a one-time add-back adjustment to EBITDA in the aggregate amount of $2.8 million with respect to certain adjustments directly resulting from (a) a $0.95 million settlement payment made in connection with that certain Synergy Staffing litigation and (b) a year end adjustment in the amount of $1.85 million to increase worker’s compensation reserves for all periods prior to May 18, 2003; and (ii) waive  the Events of Default that arose from the failure of Parent and its Subsidiaries to maintain the required minimum EBITDA with respect to the Fiscal Periods ended November 1, 2003, November 29, 2003 and December 27, 2003 and any Default or Event of Default which may have arisen solely from the failure to deliver audited Financial Statements for Fiscal Year 2003 in compliance with Annex E to the Credit Agreement or failure to comply with Section 11.14  of the Credit Agreement.  For the avoidance of doubt, the parties hereby agree that the add-back to EBITDA permitted by this Section 2 is permitted solely for the purpose set forth above and shall not (i) be deemed to amend in any way the definition of “EBITDA” in the Credit Agreement or (ii) be permitted for any other purpose, including without limitation, for the purposes of determining the consolidated EBITDA of Parent and its Subsidiaries with respect to the definition of Availability Reserve.  The waivers contained in this Section 2 shall be limited precisely as written, shall apply solely with respect to the occurrences and circumstances described in this Section 2, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other Default or Event of Default or provision of the Credit Agreement, or any consent to departure from the terms of the Credit Agreement.

3.             REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BORROWERS.  The Credit Parties (other than UK Borrower), jointly and severally, and UK Borrower, only in respect of itself, severally, make the following representations and warranties to each Lender and each Agent with respect to all Credit Parties:

3.1     Power and Authority.  Each of the Credit Parties has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement, as amended hereby.

3.2     Due Authorization, Non-Contravention.  The execution, delivery and performance by each Credit Party of this Amendment and the Consent, as applicable, and the performance of the obligations of each Credit Party under or in respect of the Credit Agreement as amended hereby (a) have been duly authorized by all necessary corporate, limited liability company or partnership action, (b) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, as applicable, (c) do not violate any law or regulation or any order or decree of any court or Governmental Authority of the United States or the United Kingdom or, in each case, any political subdivision thereof, (d) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, except where any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (e) do not result in the creation or imposition of any Lien on any of the property of such Person.

3.3     Execution, Delivery and Enforceability.  This Amendment and the Consent have been duly executed and delivered by each Credit Party which is a party thereto and this Amendment, the Consent and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be limited by Insolvency Laws or similar laws affecting creditors’ rights generally or by general equitable principles.

3.4     No Default or Event of Default.  No event has occurred and is continuing after giving effect to this Amendment or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

3.5     Representations and Warranties.  After giving effect to this Amendment, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

4.             COVENANTS. (a) The Borrowers hereby agree that they shall deliver or cause to be delivered to the US Agent on or prior to February 25, 2004, a certificate certifying  that the charters, bylaws (or other similar organizational document) and resolutions authorizing the execution, delivery and performance by the Credit Parties of their obligations under the Credit Agreement, each in the form delivered to the Agents on the Closing Date, are in full force and effect and have not been amended, rescinded or otherwise modified as of the date of this Amendment (other than an amendment to Parent’s bylaws to reduce the number of members of the board of directors from six to five); that no other resolutions have been adopted with respect to this Amendment and that no further authorization or consent is required to be obtained with respect to the execution, delivery and performance of this Amendment, the Consent and the Credit Agreement as amended hereby.  The parties agree that the failure of the Credit Parties to comply with the covenant set forth in this Section 4(a) shall constitute an immediate Event of Default under the Credit Agreement.

(b)           In the event that either (x) on or before April 30, 2004 US Borrower has not obtained (i) a firm commitment for the issuance of Stock which will result in a capital contribution to US Borrower in the aggregate amount of at least $5,000,000 or for the issuance of Additional Subordinated Debt (excluding any Indebtedness to any Subsidiary of US Borrower) which will result in the receipt by US Borrower of net proceeds in the aggregate amount of at least $5,000,000 (either, an “Investment Event”) or (ii) a written agreement for the cancellation of, or reduction in the amount available to be drawn under, outstanding Letters of Credit which will result in the increase in Borrowing Availability of US Borrower by at least $5,000,000 (an “L/C Reduction”)or (iii) a letter of intent from a creditworthy Person to purchase all or part of the Stock or assets of one or more of Parent’s Subsidiaries in a transaction which will result in the increase in Borrowing Availability of US Borrower by at least $5,000,000 (a “Sale”), in each case on terms and conditions satisfactory to the US Agent and the Lenders in their sole discretion (any of the foregoing, a “Qualifying Transaction”) or (y) on or before June 30, 2004 US Borrower has not consummated a Qualifying Transaction and repaid the US Revolving Credit

Advances with the proceeds thereof and increased Borrowing Availability of US Borrower in the amount of at least $5,000,000,  then at the request of the Requisite Lenders, US Borrower shall on or before May 10, 2004 (in the case of failure to meet the conditions in clause (x)) or July 12, 2004 (in the case of failure to meet the conditions in clause (y)) select and engage, at its expense, a consultant, reasonably acceptable to US Borrower and the Lenders, to advise US Borrower on strategies to improve its operations and cash flows (such Person is referred to herein as the “Consultant”).  The terms and scope of the engagement of the Consultant shall be reasonably satisfactory to US Borrower and the Lenders.  US Borrower will, notwithstanding any confidentiality provisions of the Consultant’s engagement by US Borrower, authorize the Consultant to meet with, and discuss Consultant’s recommendations to US Borrower with respect to its operations with, Agents and Lenders, accompanied by representatives of US Borrower.  If US Borrower has engaged the Consultant in accordance with the terms of this Section 4(b) and thereafter consummates a Qualifying Transaction and repays the Revolving Credit Advances with the net proceeds and increases Borrowing Availability of US Borrower by at least $5,000,000, then US Borrower shall no longer be obligated to continue its engagement of the Consultant.  Each of the parties hereto acknowledges and agrees that such Consultant will be selected and engaged solely by US Borrower and will operate under the direction of US Borrower and neither the requirements of this Section 4(b) nor any discussions of the parties shall imply that either Agent or the Lenders, or any of them, will have selected or engaged the Consultant.  Failure of US Borrower to engage a Consultant within the time period specified if required by the terms of this Section 4(b) shall constitute an immediate Event of Default under the Credit Agreement.  The parties acknowledge and agree that the provisions of this Section 4(b) only determine if and when US Borrower shall be obligated to engage a consultant and do not waive, amend or otherwise affect any terms or requirements of the Credit Agreement or constitute a consent to any transaction.

5.             CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective only if and when (i) signed by, and when counterparts hereof shall have been delivered to the US Agent (by hand delivery, mail or telecopy) by, the Parent, the Borrowers and the Requisite Lenders; (ii) each Guarantor shall have delivered to the US Agent executed counterparts of the Consent; and (iii) the US Agent, for the ratable benefit of the Lenders, shall have received payment by the Borrowers of a non-refundable fee equal to $60,000.

6.             EFFECT OF AMENDMENT; RATIFICATION.  This Amendment is a Loan Document.  From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.  Each of the Parent and each Borrower confirms that, as amended hereby, each of the Loan Documents is in full force and effect.

7.             RELEASE AND WAIVER OF CLAIMS, DEFENSES AND RIGHTS OF SET OFF.  Each of the Parent and the Borrowers acknowledges that the US Agent, the UK Agent and the Lenders have performed all obligations and duties owed to the Parent and the

Borrowers under the Loan Documents through the date hereof, and each such party further, acknowledges, represents and warrants that, none of the Parent or the Borrowers has any claim, cause of action, defense, or right of set off against the US Agent, the UK Agent or the Lenders, and, to the extent that any such party has any such rights, each of the Parent and the Borrowers hereby releases, waives, and forever discharges the US Agent, the UK Agent and the Lenders (together with each of their predecessors, successors and assigns) and each of their officers, directors, employees, agents and representatives from each action, cause of action, suit, debt, defense, right of set off, or other claim whatsoever, in law or in equity, known or unknown against the US Agent, the UK Agent or the Lenders, or such officers, employees, agents or representatives.  Each of the Parent and each Borrower hereby specifically waives as against the US Agent, the UK Agent or the Lenders any rights they or any of them may have under Section 1542 of the California Civil Code, which provides as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

8.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.

9.             COMPLETE AGREEMENT.  This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document.  The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Credit Party.

10.           CAPTIONS; COUNTERPARTS.  The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Fourth Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors as of the date set forth above.

WESTAFF (USA), INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF SUPPORT, INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF (U.K.) LIMITED

By:	/s/ Dwight S. Pedersen
Name:	Dwight S. Pedersen
Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION, as US Agent, UK Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender

By:	/s/ Lawrence E. Ridgway
By:	Lawrence E. Ridgway
Duly Authorized Signatory

BANK OF AMERICA, N. A., as Documentation Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender

By:	/s/ Philip J. Sefchovich
Name:	Philip J. Sefchovich
Title:	Assistant Vice President

S-1

The following Person is a signatory to this Fourth Amendment to Multicurrency Credit Agreement, Limited Waivers, and Consent of Guarantors in its capacity as a Credit Party and not as a Borrower.

WESTAFF, INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

S-1

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and each other Loan Document (including each US Borrower and Term Borrower in its capacity as a Guarantor of the Obligations of the other Borrowers) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Parent Guaranty, the Subsidiary Guaranty, and the cross-guaranty contained in the Credit Agreement continue in full force and effect, and (c) ratifies the Parent Guaranty, the Subsidiary Guaranty or the cross-guaranty contained in the Credit Agreement, as applicable, and each of the Loan Documents to which it is a party and further ratifies the Liens granted by it to any Agent for its benefit and the benefit of the Lenders.

[signatures following; remainder of page intentionally left blank]

Consent-1

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

WESTAFF, INC.

By	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTERN MEDICAL SERVICES, INC., a California corporation

By:	/s/ Gary Kittleson
Name:	Gary Kittleson
Title:	Executive Vice President, Chief Financial Officer and Secretary

WESTAFF (USA), INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF SUPPORT, INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

Consent Signatures-1

MEDIAWORLD INTERNATIONAL

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

Consent Signatures-2

Schedule 1

CURRENCY	SPOT RATE
Australian Dollar	0.5490
Danish Krone	0.1226
British Pound Sterling	1.4566
Norwegian Kroner	0.1207
New Zealand Dollar	0.4613

Schedule 2/Annex F

AMENDED ANNEX F (Section 4.1(b))
to
CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a)           To the Applicable Agent, upon the request of the Applicable Agent, and in any event no less frequently than 15 Business Days after the end of each Fiscal Period (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding Fiscal Period or the date 2 days prior to the date of any such request:

(i)            a Borrowing Base Certificate with respect to US Borrowers and UK Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion;

(ii)           with respect to US Borrowers and UK Borrower, a periodic trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion; and

(iii)          with respect to US Borrowers, a “Master Tax” report which evidences each US Borrower’s daily payment of United States payroll withholding taxes for the prior Fiscal Period (or the period since the last report);

(b)           To the Applicable Agent, upon the request of the Applicable Agent and in any event on the first Business Day of each week (together with a copy of all or any part of the following report requested by any Lender in writing after the Closing Date), a collateral report with respect to the Accounts of the US Borrowers and the UK Borrower, identifying the balance of all Accounts (other than Revenue Week Accounts), and reflecting all collections of Accounts, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion, each of which shall be prepared by the Applicable Borrower as of the end of the immediately preceding week;

(c)           To the Applicable Agent, on a daily basis or at such other intervals as the Applicable Agent (with the consent of the Lenders) may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to US Borrowers and UK Borrower, including all additions and reductions (cash and non-cash) with respect to the Accounts of each such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by the

Applicable Agent in its reasonable discretion, each of which shall be prepared by the applicable Borrower as of the end of the immediately preceding day;

(d)           To the Applicable Agent, at the time of delivery of each of the Fiscal Period Financial Statements delivered pursuant to Annex E:

(i)            a reconciliation of the Accounts trial balance of US Borrowers and UK Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and Fiscal Period Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion; and

(ii)           a reconciliation of the outstanding Revolving Loans as set forth in the Fiscal Period Loan Account statement provided by the Applicable Agent to US Borrowers’ and UK Borrower’s general ledger and Fiscal Period Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion;

(e)           To the Applicable Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar statute of any applicable jurisdiction;

(f)            To the Applicable Agent such appraisals of the assets of the Applicable Borrower as the Applicable Agent may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to the Applicable Agent; and

(g)           Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as the Applicable Agent shall from time to time request in its reasonable discretion.

Schedule 3/Exhibit 1.1(a)(i)

Exhibit 1.1(a)(i)

[Westaff (USA), Inc.] [Westaff (UK) Limited]

Combined Notice of Revolving Credit Advance and Collateral Activity Report - (A/R Only Rollforward)

Capitalized terms used herein which are defined in the Credit Agreement dated as of 5-17-02 shall have the meanings therein defined.  The  undersigned  hereby certifies that on the date hereof and on the borrowing date set forth below, and after giving effect to the Advances requested hereby: (i) there exists and there shall exist no Default or Event of Default under the Credit Agreement; (ii) the proceeds of the Revolving Credit Advances will be used in accordance with Section 1.4  of the Credit Agreement; and (iii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents  is  true and correct .

Client and Address	Westaff (USA), Inc	Name of Contact	Corinne Wilson, or	Phone	(925)-256-1512
	220 North Wiget Lane, Walnut Creek CA 94598		Christa Leonard	Phone	(925)-952-2502

Request Date	#REF!	LIBOR Loan Amount	$0.00	Fax	(925)-930-5361
Current Index Rate Loan Request	$0.00	LIBOR Period:	$0.00

Wire Information	US Bank		Bank of America
Address	2890 North Main Street		345 Montgomery Street
	Walnut Creek, CA 94596		San Francisco, CA 94104
Account Name	Westaff USA, Inc		Westaff USA, Inc
ABA#	091 000 022		121 000 358
Acct#	1534 906 00159		14990 13019
Wire Amount	$0.00		$0.00

Bank Contact	Scott Smith (925) 942-9484		Nancy Tully (714) 850-6589

Collateral Availability Information
A/R Aging Balance	from AR Aging dated	#REF!
Ineligible Accounts	from Borrowing Base Cert for P/E	#REF!
Eligible Aging Balance				$—

Current Week Activity
Beginning Net Current Activity	from previous request dated	#REF!		#REF!
Plus: Sales	Information recorded on	#REF!		$—
Minus: Cash Receipts Applied			-	$—
Minus: Credit Memos			-	$—
Minus: Discounts			-	$—
Plus/Minus: Other Debits/Credits			+/-	$—
Explanation
Ending Net Current Week Activity				#REF!

Current A/R Balance		#REF!		#REF!

Available A/R Aging Advance rate		85%				#REF!

Total Available: Lesser of: Line I or Total Credit Line
Less: Revolver					-	#REF!
Less: LIBOR Outstanding					-
Less: Outstanding Letters of Credit					-
Less: Reserves					-	$—
( )					-	$—

Excess Availability						#REF!

Loan Balance
Revolver Balance	Line H Last Request Dated	#REF!		#REF!
Minus: Deposit Sweep From Last to Current Request			-	$—
Plus: Current Amount Requested (From Above)			+	$—
Plus: Interest/Other (From MM/DD/YY to MM/DD/YY)			+	$—
Minus: Other(From MM/DD/YY to MM/DD/YY)			-	$—
Revolver Balance After Advance					#REF!

[Westaff (USA), Inc.] [Westaff (UK) Limited] has caused this Request to be executed by its duly authorized officer as of the date and year first written above.
[Westaff (USA), Inc.] [Westaff (UK) Limited] certifies that the Advance herein requested is for the separate accounts of the following Borrowers in the following respective amount by 11:30 am PST: [Westaff (USA), Inc.] [Westaff (UK) Limited]	$—

Authorizations	Christa Leonard	Phone	Treasury Fax
Requested by:		(925) 930-5300	(925) 930-5316
Duly Authorized Signatory

Fax to: Bill Langford at GE Capital (312) 463-3843;Phone: (312) 441-7554

FOR WESTAFF PURPOSES ONLY

Prepared By: Reviewed By:

Schedule 4/Exhibit 4.1(a)(i)

[Westaff (USA),  Inc.] [Westaff (UK) Limited]

PERIOD-END COLLATERAL REPORT AND BORROWING CERTIFICATE

Period-Ending:	XXX
Report #:	XXX
Report Date:	#VALUE!

REVOLVING FACILITY

Consolidated
ELIGIBLE ACCOUNTS
As of:
1	A/R Aging Balance as of the Period End	XXX	$	XXX
2	LESS: Ineligible Accounts Receivable (Per Attached Schedule A)	XXX	$	#REF!
3	Eligible Accounts Receivable (Line 1 minus Line 2)	XXX	$	#VALUE!

BORROWING BASE

4	Available AR as of the period end	85%	(of Line 3)	$	#VALUE!
5	Maximum [US] [UK] Amount

BORROWING AVAILABILITY	As of:
Index Rate Loan	XXX	$	XXX
LIBOR One Month	XXX	$	XXX
LIBOR Two Month	XXX	$	XXX
LIBOR Three Month	XXX	$	XXX
Stand-by L/Cs	XXX	$	XXX
Other (Specify)	Reserve	XXX	$	XXX
6	Total Obligations at Period-end	XXX	$—

7	Lessor of Line 4 and 5
As of:
8	Borrowing Availability (Line 7 minus Line 6)	XXX	$	#VALUE!

The undersigned represents and warrants, that as an officer of Westaff (USA), Inc.and not in his or her individual capacity, as follows:

(A)  The information provided above and in the accompanying supporting documentation is true, complete and correct, and complies fully with the conditions, terms and covenants of the Multicurrency Credit Agreement dated May 17, 2002, among Westaff USA, Inc., (“Westaff USA”), Westaff (CA), Inc., (“WCA”), Westaff Limited Partnership (“WestLP”, and collectively with Westaff USA and WCA, the “US Borrowers”), Westaff (U.K.) Limited, as UK Borrower, Westaff Support, Inc., as Term Borrower, Westaff Inc., as the Parent, Agent, and the Lenders from time to time party thereto (as may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”).

(B) Each of the representations and warranties contained in the Loan Documents is true and correct as of the date hereof, except where such representation and warranty may otherwise expressly refer to an earlier date, in which case it is true and correct of such earlier date.

(C)  The calculations set forth herein are made in accordance with the Credit Agreement, and do not include as Eligible Accounts those Accounts which are ineligible pursuant to the terms of Section 1.6 of the Credit Agreement.

(D) Since the date of the last financial statement or certification furnished to the US agent:

(i) No event or circumstance has occurred that would have a Material Adverse Effect; and

(ii) No event which is, or with notice or lapse of time or both would be, a default under the Credit Agreement

IN WITNESS WHEREOF, I have signed this Borrowing Base Certificate as of this XXX day of XXX, 2004

[Westaff (USA), Inc.] [Westaff (UK) Limited]

By:/S/	Christa Leonard

Name:	Christa Leonard

Title:	V.P. and Treasurer

February 22, 2004

General Electric Capital Corporation

6130 Stoneridge Mall Road

Suite 300

Pleasanton, California 94588

Attention:  Westaff Account Manager

Re:  Disbursement Instructions and Borrower Acknowledgment

Ladies and Gentlemen:

Reference is hereby made to the Multicurrency Credit Agreement dated as of May 17, 2002 among Westaff, Inc., Westaff (USA), Inc., Westaff (CA), Inc., Westaff Limited Partnership, Westaff (UK) Limited, Westaff Support, Inc., the financial institutions parties thereto, and General Electric Capital Corporation, as agent for the US Revolving Lenders, the Term Lenders, the UK Revolving Lenders and as security trustee for the UK Revolving Lenders (as amended to date, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meaning given such terms in the Credit Agreement.

On the date hereof, UK Borrower has delivered to UK Agent the Notice of Revolving Credit Advance for the UK Revolving Lenders to make UK Revolving Credit Advances in the aggregate amount of                     Pounds Sterling (the “UK Revolving Loan Advance”) to UK Borrower (a copy of which is attached hereto), which funds have been duly authorized by UK Borrower to be paid to Westaff (USA) as a dividend.  UK Borrower hereby irrevocably directs that UK Agent debit the Loan Account of UK Borrower in the amount of the UK Revolving Loan Advance and transfer, in immediately available funds, the US Dollar Equivalent of the amount of the UK Revolving Loan Advance to the Collection Account of US Borrower as follows:

Bank:	Deutsche Bank Trust Company Americas
New York, New York
ABA#:	021001033
Account#:	50232854
Name:	GECC/CAF Depository
Ref:	CFN4698-Westaff

US Borrower acknowledges that, in accordance with the terms of the Credit Agreement, the funds so transferred for the account of US Borrower shall be credited to the Loan Account of the US Borrower upon receipt of immediately available funds in Dollars.

US Borrower and UK Borrower hereby acknowledge and agree that the amount of the UK Revolving Loan Advance shall be debited to the Loan Account of the UK Borrower on

February 23, 2004 and credited to the Loan Account of US Borrower, whether or not the funds can be transferred as required hereby on such date due to the time difference between the United Kingdom and the United States.  Notwithstanding the foregoing, US Borrower acknowledges and agrees that if the amount of the UK Revolving Loan Advance is not actually received in the Collection Account on or before February 25, 2004, the credit to US Borrower’s Loan Account shall be reversed, and US Borrower shall repay any Revolving Credit Advances to the extent required by the Credit Agreement.

Very truly yours,

WESTAFF (USA), INC.

By:
Name:
Title:

WESTAFF (UK) LIMITED

By:
Name:
Title:

ACKNOWLEDGED and AGREED:

GENERAL ELECTRIC CAPITAL CORPORATION,

as US Agent, UK Agent, Security Trustee, a US Revolving

Lender and a UK Revolving Lender

By:
Lawrence A. Ridgway
Duly Authorized Signatory

BANK OF AMERICA, N.A.,
as a US Revolving Lender and a UK Revolving
Lender

By:
Philip J. Sefchovich
Assistant Vice President

cc:  Latham & Watkins LLP

633 West 5th  Street

Los Angeles, California 9007

Attention:  Mary B. Ruhl

Telecopier:  213-891-8763

General Electric Capital Corporation

2091 High Ridge Road

Stamford, Connecticut 06927-5100

Attention:  West Region Counsel—Westaff

Telecopier:  203-357-7822